Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated September 6, 2022)	Registration No. 333-262590

OXBRIDGE RE HOLDINGS LIMITED.

705,884 Ordinary Shares

We are offering 705,884 ordinary shares (the “ordinary shares”) to certain investors pursuant to this prospectus supplement and the accompanying prospectus.

In a concurrent private placement, for each ordinary share purchased, we are issuing to such investors one Series A warrant and one Series B warrant (collectively, the “ordinary share warrants”) to purchase an aggregate of up to 1,411,768 ordinary shares. The Series A ordinary share warrants will be immediately exercisable, will expire two years from the initial exercise date and will have an exercise price of $4.25 per share. The Series B ordinary share warrants will be exercisable on the earlier of the date of shareholder approval or 6 months from the date issuance, will expire five years from the initial exercise date and will have an exercise price equal to the lower of (i) $5.00 and (ii) from and after the date we receive shareholder approval, $4.25 per share. The ordinary share warrants and the ordinary shares issuable upon the exercise of the ordinary share warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. There is no established public trading market for the ordinary share warrants and we do not expect a market to develop. In addition, we do not intend to list the ordinary share warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

The combined offering price of each ordinary share and two accompanying ordinary share warrants is $4.25.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “OXBR”. On February 19, 2025, the last reported sale price on The NASDAQ Capital Market of our ordinary shares was $5.50 per share. The aggregate market value of our outstanding ordinary shares held by non-affiliates as of the date of this prospectus supplement was approximately $33.4 million, based on approximately 6,737,038 ordinary shares outstanding, approximately 659,676 of which were held by non-affiliates, and a per share price of $5.50 based on the closing sale price of our ordinary shares on February 19, 2025. We have sold approximately $1.6 million in securities pursuant to General Instructions I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000, or the Baby Shelf Limitation.

We have retained Maxim Group LLC to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities but has agreed to use its best efforts to arrange for the sale of the securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 5 of the accompanying prospectus, and the information, including risk factors, contained in the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

There is no arrangement for funds to be received in escrow, trust or similar arrangement.

	Per Ordinary Share and Accompanying Ordinary Share Warrants	Total
Offering price	$4.25	$3,000,007
Placement Agent Fees(1)	$0.255	$180,000
Proceeds, before expenses, to us(2)	$3.995	$2,820,007

(1)	We will pay the placement agent a cash fee equal to six percent (6%) of the aggregate gross proceeds raised in this offering. We will also reimburse the placement agent for its expenses, including the reimbursement of legal fees not to exceed $45,000. We estimate the total expenses of this offering, excluding the placement agent fees and expenses, will be approximately $100,000. See “Plan of Distribution” for a complete description of the compensation to be received by the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the ordinary share warrants being issued in this offering.

Delivery of the ordinary shares and ordinary share warrants is expected to be made on or about February 26, 2025.

Maxim Group LLC

The date of this prospectus supplement is February 24, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS

This prospectus supplement relates to the offering of our ordinary shares. Before buying securities offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the ordinary shares offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.-

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein, subject to the Baby Shelf Limitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, and any related free writing prospectus that we authorized to be distributed to you. Neither we nor the placement agent have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any of the placement agents are making an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 26, 2024, which is incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “‘Cautionary Statement Regarding Forward-Looking Statements.”

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context otherwise required, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “Oxbridge” refer to Oxbridge RE Holdings Limited and its wholly-owned subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS.

S-ii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement, the accompanying prospectus and/or any related free writing prospectuses, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and incorporated by reference.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below:

●	the fluctuation of our operating results;

●	our ability to raise additional capital;

●	the highly competitive business environment;

●	the cyclical nature of the reinsurance market;

●	the possibility that our actual losses may exceed our reserves;

●	our ability to maintain sufficient collateral accounts;

●	the failure to become rated by A.M. Best, or the receipt of a negative rating;

●	our exposure to catastrophic events;

●	changes in domestic or foreign laws or regulations or their interpretations;

●	our ability to qualify for an exemption from the Investment Company Act;

●	changes in accounting principles or the application of such principals by accountants or regulators;

●	the low volume of public trading of our securities; and

●	other factors that may affect us, most of which are beyond our control.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights basic information about our Company and this offering. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our ordinary shares. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the SEC incorporated by reference herein and therein, before deciding to invest in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus and those risks identified in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Our Business

We are a Cayman Islands specialty property and casualty reinsurer that provides reinsurance solutions through our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS. We focus on underwriting fully collateralized reinsurance contracts primarily for property and casualty insurance companies in the Gulf Coast region of the United States, with an emphasis on Florida. We specialize in underwriting medium frequency, high severity risks, where we believe sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. Oxbridge Re NS functions as a reinsurance sidecar which increases the underwriting capacity of Oxbridge Reinsurance Limited. Oxbridge Re NS issues participating notes to third party investors, the proceeds of which are utilized to collateralize Oxbridge Reinsurance Limited’s reinsurance obligations.

In addition to our historical reinsurance business operations, in 2023, our new subsidiary SurancePlus Inc. (“SurancePlus”) began developing, offering, and selling a tokenized reinsurance security representing fractionalized interests in reinsurance contracts, with each token representing an interest in participating notes issued by Oxbridge Re NS. These efforts culminated in the development, launch, and issuance of our first tokenized reinsurance security, the DeltaCat Re Token, which we believe is the first “on-chain” reinsurance security of its kind to be developed by a subsidiary of a public company. Following the issuance of the DeltaCat Re Token, in 2024 we launched EpsilonCat Re token, and we intend to develop, launch, and issue additional series of tokenized reinsurance securities representing fractional interests in reinsurance contracts. We are also using our tokenization experience and activities as a foundation for developing Web3-focused business offerings and products relating to the tokenization of other real-world assets (RWAs), including RWAs held or being acquired by third parties. Our tokenization business will be conducted through SurancePlus and through other subsidiaries of our wholly owned subsidiary, SurancePlus Holdings Ltd. (“SurancePlus Holdings”), a Cayman Islands exempted company that we have organized to serve as a holding company for subsidiaries that will operate our developing Web3-focused business operations.

In our historical reinsurance business operations, we underwrite reinsurance contracts on a selective and opportunistic basis as opportunities arise based on our goal of achieving favorable long-term returns on equity for our shareholders. Our goal is to achieve long-term growth in book value per share by writing business that generates attractive underwriting profits relative to the risk we bear. Additionally, we intend to complement our underwriting profits with investment profits on an opportunistic basis. Our underwriting business focus is on fully collateralized reinsurance contracts for property catastrophes, primarily in the Gulf Coast region of the United States. Within that market and risk category, we attempt to select the most economically attractive opportunities across a variety of property and casualty insurers. As we attempt to grow our capital base, we expect that we will consider growth opportunities in other geographic areas and risk categories.

Our level of profitability in our reinsurance business operations is primarily determined by how adequately our premiums assumed and investment income cover our costs and expenses, which consist primarily of acquisition costs and other underwriting expenses, claim payments and general and administrative expenses. One factor leading to variation in our operational results is the timing and magnitude of any follow-on offerings we undertake (if any), and issuance of participating notes to investors as we are able to deploy new capital to collateralize new reinsurance treaties and consequently, earn additional premium revenue. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, and fluctuations in interest rates and other changes in the investment environment.

S-1

Because we employ an opportunistic underwriting and investment philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investment results may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.

Recent Hurricane Activity

During September and October 2024, Hurricanes Helene and Milton made landfall in Florida. As of the date of this prospectus supplement, the Company’s ceding insurers have not made any claims to the Company related to Hurricanes Helene and Milton. As such, losses suffered by the ceding insurers may not have penetrated the reinsurance layers that are covered by the Company, although there can be no assurance that claims relating to these hurricanes will not be made. If claims are made, the Company estimates that the maximum potential impact to the Company’s capital at December 31, 2024 is estimated to be $1.7 million. The Company’s estimate is preliminary and is based on the amount of capital at risk and preliminary industry assessments of damages and exposure. Accordingly, the Company’s actual ultimate net loss from such storms may be lower (but not higher) than this preliminary estimate

Corporate and Other Information

Oxbridge Re Holdings Limited (the “Company”) was incorporated as an exempted company on April 4, 2013 under the laws of the Cayman Islands. The Company directly owns 100% of the equity interest in Oxbridge Reinsurance Limited, an exempted entity incorporated on April 23, 2013 under the laws of the Cayman Islands and for which a Class “C” Insurer’s license was granted on April 29, 2013 under the provisions of the Cayman Islands Insurance Law. The Company also indirectly owns 80% of the equity interest in Oxbridge Re NS, an entity incorporated as an exempted company on December 22, 2017 under the laws of the Cayman Islands to function as a reinsurance sidecar facility and to increase the underwriting capacity of Oxbridge Reinsurance Limited. The Company also indirectly owns 80% of the equity interest in SurancePlus Inc. (“SurancePlus”), an entity incorporated as a business company on December 19, 2022 under the laws of the British Virgin Islands to issue digital securities. The Company and its subsidiaries (collectively “Oxbridge Re”) businesses are as follows: SurancePlus is a Web3-focused subsidiary that currently leverages blockchain technology to democratize access to high-return reinsurance contracts via digital securities; Oxbridge Reinsurance Limited is a licensed reinsurance subsidiary that provides reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States; and Oxbridge Re NS is a licensed reinsurance SPV/side car that provides third-party investors with access to reinsurance contracts with returns uncorrelated to the financial markets. The Company operates as a single business segment through its subsidiaries. The Company’s headquarters and principal executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, and have their registered offices at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands. Our website is located at www.oxbridgere.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and such information should not be considered to be part of this prospectus supplement.

The Company’s ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.

S-2

THE OFFERING

Ordinary shares offered by us	705,884 ordinary shares.

Offering price	$4.25 per ordinary share and two accompanying ordinary share warrants.

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of our ordinary shares two accompanying ordinary share warrants to purchase up to an aggregate of 1,411,768 ordinary shares. The Series A ordinary share warrants will be immediately exercisable, will expire two years from the initial exercise date and will have an exercise price of $4.25 per share. The Series B ordinary share warrants will be exercisable on the earlier of the date of shareholder approval or 6 months from the date issuance, will expire five years from the initial exercise date and will have an exercise price equal to the lower of (i) $5.00 and (ii) from and after the date we receive shareholder approval, $4.25 per share. We have agreed to hold an annual or special meeting on or before June 30, 2025 to have shareholders approve the issuance of the ordinary shares underlying the Series B Warrants pursuant to applicable Nasdaq rules. We will receive proceeds from the concurrent private placement transaction of warrants to be purchased by any investor in the concurrent private placement solely to the extent such warrants are exercised for cash. The ordinary share warrants and the ordinary shares issuable upon the exercise of the ordinary share warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. There is no established public trading market for the ordinary share warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the ordinary share warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the ordinary share warrants will be limited.

Ordinary shares to be outstanding after this offering*	7,442,922 ordinary shares (assuming no exercise of any ordinary share warrants).

Use of proceeds	We intend to use the net proceeds for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“OXBR”.

*The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 6,737,038 shares outstanding as of February 19, 2025. The number of shares outstanding as of February 19, 2025 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	666,250 of our ordinary shares reserved for future issuance upon exercise of outstanding options to purchase ordinary shares, with a weighted average exercise price of $4.26;
●	77,745 ordinary shares issuable upon the vesting of restricted stock awards with a weighted-average grant date fair value of $4.13 per share;
●	8,230,700 of our ordinary shares reserved for issuance upon exercise of our outstanding warrants, with an exercise price of $7.50 per share; and
●	869,014 ordinary shares reserved for future issuance under our 2014 and 2021 Omnibus Incentive Plans.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of outstanding options or restricted stock and no exercise of the ordinary share warrants.

S-3

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our shares, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses we may issue. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Relating to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

We have not designated any amount of the net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and commercialization of our products and cause the price of our ordinary shares to decline.

You will experience immediate and substantial dilution in the net tangible book value per ordinary share in this offering.

The effective price per ordinary share is substantially higher than the net tangible book value per ordinary shares with respect to shares outstanding prior to this offering. Based on the combined offering price of each ordinary share and accompanying ordinary share warrants of $4.25, and our net tangible book value per ordinary share as of September 30, 2024, if you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of $3.32 per share with respect to the net tangible book value of the ordinary shares. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

You may experience future dilution as a result of future equity offerings or the exercise of our outstanding options or warrants.

In order to raise additional capital, we may in the future offer additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our ordinary shares or other securities in the future could have rights superior to existing shareholders. The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of our ordinary shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and the ordinary share warrants or any future issuance of additional ordinary shares or other equity securities, including but not limited to options, warrants or other derivative securities convertible into our ordinary shares, may result in significant dilution to our shareholders and may decrease our stock price.

Sales of a substantial number of our ordinary shares in the public market could cause our stock price to fall.

We may issue and sell additional ordinary shares in the public markets. As a result, a substantial number of our ordinary shares may be sold in the public market. Sales of a substantial number of our ordinary shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the ordinary shares to significant adverse United States income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus supplement captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

S-4

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $2.72 million, after deducting placement agent fees and expenses, as well as our estimated expenses related to the offering. This estimate excludes the proceeds, if any, from the exercise of the ordinary share warrants sold in the private placement concurrently with this offering.

We expect to use any proceeds that we receive from this offering for general corporate purposes. Accordingly, we retain broad discretion over the use of the net proceeds from this offering. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the net proceeds we receive.

Pending the uses described above, we may invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-5

DILUTION

If you purchase ordinary shares in this offering, you will experience immediate and substantial dilution to the extent of the difference between the combined offering price per ordinary share and accompanying warrant and the adjusted net tangible book value per share of our ordinary shares as of September 30, 2024.

Our net tangible book value as of September 30, 2024 was $3.65 million, or $0.59 per ordinary share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of September 30, 2024.

As adjusted net tangible book value is our net tangible book value, after giving effect to the sale by us of 705,884 ordinary shares in this offering at a combined offering price of $4.25 per ordinary share and accompany ordinary share warrants and after deducting estimated placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 3024, would have been approximately $6.37 million, or approximately $0.93 per share, which excludes the ordinary share warrants. This represents an immediate increase in net tangible book value of approximately $0.34 per share to existing shareholders and an immediate dilution of approximately $3.32 per share to new investors purchasing ordinary shares in this offering. The following table illustrates this per share dilution:

Combined offering price		$4.25
Net tangible book value per share as of September 30, 2024	$0.59
Increase in net tangible book value per share attributable to this offering	$0.34

As adjusted net tangible book value per share as of September 30, 2024		$0.93

Dilution per share to new investors in the offering		$3.32

The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 6,150,556 shares outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024, unless otherwise indicated, excludes:

●	846,250 ordinary shares issuable upon the exercise of options outstanding at a weighted average exercise price of $4.63 per share;
●	75,212 ordinary shares issuable upon the vesting of restricted stock awards with a weighted-average grant date fair value of $1.37 per share;
●	8,230,700 ordinary shares issuable upon the exercise of outstanding warrants , with an exercise price of $7.50 per share;
●	770,676 ordinary shares reserved for future issuance under our 2014 and 2021 Omnibus Incentive Plans; and
●	1,411,768 ordinary shares issuable upon exercise of the ordinary share warrants in this offering.

The above illustration of dilution per share to investors assumes no further exercise of outstanding options and no further issuance of shares upon vesting of outstanding restricted stock awards. To the extent that any outstanding options are exercised, the ordinary share warrants are exercised or other shares are issued upon vesting of outstanding awards or otherwise, there will be further dilution to new investors. In addition, we may choose to raise additional capital. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares. This summary applies only to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;
●	underwriters;
●	insurance companies;
●	pension plans;
●	cooperatives;
●	regulated investment companies;
●	real estate investment trusts;
●	grantor trusts;
●	broker-dealers;
●	traders that elect to use a mark-to-market method of accounting;
●	governments or agencies or instrumentalities thereof;
●	certain former U.S. citizens or long-term residents;
●	tax-exempt entities (including private foundations);
●	persons liable for alternative minimum tax;
●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;
●	persons whose functional currency is not the U.S. dollar;
●	passive foreign investment companies;
●	controlled foreign corporations;
●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or
●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

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If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our ordinary shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our ordinary shares are.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

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Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our ordinary shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

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As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our ordinary shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

U.S. Holders are urged to consult their tax advisors regarding how the PFIC rules apply to your investment in our ordinary shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 705,884 ordinary shares (the “ordinary shares”) to certain investors pursuant to this prospectus supplement and the accompanying prospectus.

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” in this prospectus.

S-11

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement between us and Maxim Group LLC (“Maxim” or the “placement agent”) we have engaged Maxim as our exclusive placement agent to solicit offers to purchase the ordinary shares in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and it is not required to arrange the purchase or sale of any specific number of ordinary shares or dollar amount, but it has agreed to use commercially reasonable efforts to arrange for the sale of the ordinary shares. The placement agent may retain sub-agents and selected dealers in connection with this offering.

The placement agent proposes to arrange for the sale of the ordinary shares we are offering pursuant to this prospectus supplement and the accompanying prospectus to one or more investors through securities purchase agreements directly between the purchasers and us. All of the ordinary shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our ordinary shares, recent trends in such price and other factors. It is possible that not all of the ordinary shares we are offering pursuant to this prospectus supplement and the accompanying prospectus will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the ordinary shares will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	Maxim, as placement agent, will receive the placement agent fees in accordance with the terms of the engagement agreement; and

●	we will deliver the ordinary and ordinary share warrants to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent a cash fee equal to six percent (6.0%) of the aggregate gross proceeds raised in this offering. We will also reimburse the placement agent for their expenses, including the reimbursement of legal fees not to exceed $45,000.

	Per Ordinary Share and Accompanying Ordinary Share Warrants	Total
Offering price	$4.25	$3,000,007
Placement Agent Fees	$0.255	$180,000
Proceeds, before expenses, to us	$3.995	$2,820,007

The estimated offering expenses payable by us, excluding the placement agent fees and expenses, will be approximately $100,000.

Lock-Up Agreements

We, as well as our officers and directors, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of 60 days after the closing date of this offering without the prior written consent of the placement agent or the institutional investors that enter into a securities purchase agreement. We have also agreed not enter into or effect an issuance of ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares involving a variable rate transaction (as defined in the securities purchase agreement) for a period of 60 days after the closing date of this offering.

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Either the placement agent or the institutional investors that enter into a securities purchase agreement may in its or their sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent or such institutional investors will consider, among other factors, the reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties by us as contained in the engagement letter. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Regulation M

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the ordinary shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by Maxim acting as principal. Under these rules and regulations, Maxim:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “OXBR”.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our ordinary shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, our ordinary shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our ordinary shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The placement agent may arrange to sell the ordinary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Affiliations

The placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable. The placement agent is party to an equity distribution agreement with us dated September 30, 2022, relating to the sale of the ordinary shares from time to time through the placement agent, acting as our sales agent. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

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PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of shares of ordinary shares in this offering, we will issue and sell to certain investors two accompanying ordinary share warrants to purchase an aggregate of up to 1,411,768 ordinary shares, which ordinary share warrants have an exercise price of $4.25 per ordinary share. The Series A ordinary share warrants will be immediately exercisable, will expire two years from the initial exercise date and will have an exercise price of $4.25 per share. The Series B ordinary share warrants will be exercisable on the earlier of the date of shareholder approval or 6 months from the date issuance, will expire five years from the initial exercise date and will have an exercise price equal to the lower of (i) $5.00 and (ii) from and after the date we receive shareholder approval, $4.25 per share. We have agreed to hold an annual or special meeting on or before June 30, 2025 to have shareholders approve the issuance of the ordinary shares underlying the Series B Warrants pursuant to applicable Nasdaq rules.

The ordinary share warrants and the ordinary shares issuable upon the exercise of the ordinary share warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. The is no established public trading market for the ordinary share warrants and we do not expect a market to develop. In addition, we do not intend to list the ordinary share warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. The investors are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act. We have agreed to file a registration statement providing for the resale of the shares of ordinary shares underlying the ordinary share warrants by the investors within sixty (60) days.

A holder of ordinary share warrants will have the right to exercise the ordinary share warrants on a “cashless” basis if there is no effective registration statement registering the resale of the ordinary share warrant shares. Subject to limited exceptions, a holder of ordinary share warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of ordinary shares outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Except as otherwise provided in the ordinary share warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the ordinary share warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their ordinary share warrants, as applicable.

The summary of certain terms and provisions of the ordinary share warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the forms of the ordinary share warrants which will be filed as an exhibit to a Current Report on Form 8-K after the date of this prospectus supplement and which will be incorporated by reference herein.

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LEGAL MATTERS

The validity of the securities offered hereby under Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel. Sullivan & Worcester LLP is acting as counsel for Maxim Group LLC in connection with various legal matters relating to the securities offered hereby.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Hacker, Johnson & Smith P.A., our independent auditor, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, http://www.oxbridgere.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) prior to the completion or termination of this offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 26, 2024;

●	our definitive proxy statement filed with the SEC on April 29, 2024;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 as filed with the SEC on May 9, 2024, August 8, 2024 and November 13, 2024, respectively;

●	our Current Reports on Form 8-K filed on March 27, 2024, June 17, 2024, July 12, 2024; and

●	the description of our ordinary shares, which is contained in the registration statement on Form 8-A filed on March 11, 2014, as supplemented by the description of our securities contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023, including amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement, at no cost, by oral or written request directed to us at the following address or telephone number:

Oxbridge RE Holdings Limited

Suite 201

42 Edward Street, George Town

P.O. Box 469

Grand Cayman, Cayman Islands

(345) 749-7570

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-15

PROSPECTUS

OXBRIDGE RE HOLDINGS LIMITED.

$100,000,000
Ordinary Shares
Warrants
Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement, any other offering materials and the information incorporated by reference carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbol “OXBR” and “OXBRW” respectively. On August 26, 2022, the last reported sale price on The NASDAQ Capital Market of our ordinary shares was $2.87 per share and of our warrants was $0.20 per warrant.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $20,813,713, which was calculated based on 5,781,587 shares of common stock outstanding as of August 26, 2022, of which 481,123 shares were held by affiliates, and a price of $3.60 per share, which was the closing price of our common stock on the Nasdaq Capital Market on July 20, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 5 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2022.

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ABOUT THIS PROSPECTUS

Unless the context otherwise required, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “Oxbridge” refer to Oxbridge RE Holdings Limited and its wholly-owned subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of those securities we may offer.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we offer securities using this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement and/or other offering material. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or soliciting offers to buy, nor will we make an offer to sell or solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted for such person to make such an offering or solicitation.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any supplement to this prospectus and/or any other offering material, and the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and incorporated by reference.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

●	the fluctuation of our operating results;
●	our ability to raise additional capital;
●	the highly competitive business environment;
●	the cyclical nature of the reinsurance market;
●	the possibility that our actual losses may exceed our reserves;
●	our ability to maintain sufficient collateral accounts;
●	the failure to become rated by A.M. Best, or the receipt of a negative rating;
●	our exposure to catastrophic events;
●	changes in domestic or foreign laws or regulations or their interpretations;
●	our ability to qualify for an exemption from the Investment Company Act;
●	changes in accounting principles or the application of such principals by accountants or regulators;
●	the low volume of public trading of our securities; and

other factors that may affect us, most of which are beyond our control.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

We are a Cayman Islands specialty property and casualty reinsurer that provides reinsurance solutions through our subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS. We focus on underwriting fully-collateralized reinsurance contracts primarily for property and casualty insurance companies in the Gulf Coast region of the United States, and from time to time, we may undertake global exposure through industry loss warranty (“ILW”) contracts. We specialize in underwriting medium frequency, high severity risks, where we believe sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. We were organized in April 2013 as an exempted company under the laws of the Cayman Islands.

We underwrite reinsurance contracts on a selective and opportunistic basis as opportunities arise based on our goal of achieving favorable long-term returns on equity for our shareholders. Our goal is to achieve long-term growth in book value per share by writing business that generates attractive underwriting profits relative to the risk we bear. Additionally, we intend to complement our underwriting profits with investment profits on an opportunistic basis.

Our primary business focus is on fully collateralized reinsurance contracts for property catastrophes, primarily in the Gulf Coast region of the United States.

Within that market and risk category, we attempt to select the most economically attractive opportunities across a variety of property and casualty insurers. As we attempt to grow our capital base, we expect that we will consider growth opportunities in other geographic areas and risk categories.

Our level of profitability is primarily determined by how adequately our premiums assumed and investment income cover our costs and expenses, which consist primarily of acquisition costs and other underwriting expenses, claim payments and general and administrative expenses. One factor leading to variation in our operational results is the timing and magnitude of any follow-on offerings we undertake (if any), and issuance of participating notes to third-party investors, as we would be able to deploy new capital to collateralize new reinsurance treaties and consequently, earn additional premium revenue. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, and fluctuations in interest rates and other changes in the investment environment.

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Because we employ an opportunistic underwriting and investment philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investment results may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.

We organized our Oxbridge Re NS subsidiary on December 22, 2017 to function as a reinsurance sidecar which increases the underwriting capacity of Oxbridge Reinsurance Limited. Oxbridge Re NS commenced operations on June 1, 2018 and has since issued participating notes to third-party and related-party investors, the proceeds of which were utilized to collateralize a quota-share of Oxbridge Reinsurance Limited’s reinsurance obligations.

In August 2021, we made an investment of $2,000,000 in OAC Sponsor Ltd (“Sponsor”), an entity that served as the sponsor of Oxbridge Acquisition Corp., a special purpose acquisition company that completed an initial public offering in August 2021 (“Oxbridge Acquisition”). The investment was made to fund, in part, Sponsor’s purchase of private placement warrants of Oxbridge Acquisition as a part of the sponsorship of Oxbridge Acquisition. Prior to a business combination by Oxbridge Acquisition, Sponsor holds 100% of the shares of Class B ordinary shares and 4,897,500 Private Placement Warrants of Oxbridge Acquisition. The Class B shares equal approximately 20% of the outstanding common stock of Oxbridge Acquisition prior to a business combination by Oxbridge Acquisition.

Business outlook

The novel coronavirus (“COVID-19”) pandemic has had and is expected to continue to have a significant effect on the reinsurance industry. The industry is currently being impacted by a number of factors including: uncertainties with respect to current and future losses, reduction in interest rates, equity market volatility and ongoing business and financial market impacts of an economic downturn. The insurance industry is likely to experience material losses resulting from COVID-19, which will reduce available capital and we expect will help to sustain the upward pricing trend for reinsurers that we were seeing across many lines of business before COVID-19. However, the ultimate impact on current business in force as well as risks and potential opportunities on future business remains highly uncertain.

Impact of COVID-19 on Business Operations

We reacted quickly and decisively to the COVID-19 crisis when we became aware of the potential impact on our business operations. We have continued to monitor and adjust our operations as the global pandemic unfolds. As local directives had required us to transition our operations to remote working arrangements, all functions remained fully operational with all employees having remote access to the Company’s network and IT systems. Each employee was equipped with a computer and related equipment at their home to ensure access to our network and efficiency. Prior to the COVID-19 crisis we had general remote, work-from-home capabilities and had previously tested those systems. We have experienced no material disruption in our business operations. As of December 31, 2021, our operations are back to normal. However, should the situation change for the worse, we will revert to working remotely.

Corporate and other Information

The Company was incorporated as an exempted company on April 4, 2013 under the laws of the Cayman Islands. Oxbridge Re Holdings Limited owns 100% of the equity interest in Oxbridge Reinsurance Limited, an exempted entity incorporated on April 23, 2013 under the laws of the Cayman Islands and for which a Class “C” Insurer’s license was granted on April 29, 2013, under the provisions of the Cayman Islands Insurance Law. Oxbridge Re Holdings Limited also owns 100% of the equity interest in Oxbridge Re NS, an entity incorporated as an exempted company on December 22, 2017 under the laws of the Cayman Islands to function as a reinsurance sidecar facility and to increase the underwriting capacity of Oxbridge Reinsurance Limited. The Company, through its subsidiaries (collectively “Oxbridge Re”) provides fully-collateralized reinsurance in the property catastrophe market and invests in various insurance-linked securities. The Company operates as a single business segment through its wholly-owned subsidiaries.

The Company’s headquarters and principal executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, and have registered offices at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands. Our website is located at www.oxbridgere.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS

Under this prospectus, we may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. We will describe the use of the net proceeds from sales of the securities made using a prospectus supplement in the applicable prospectus supplement.

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DESCRIPTION OF Ordinary shares

General

The following description summarizes certain important terms of our ordinary shares, warrants and units. Because it is a summary, it may not contain all of the information that may be important to you. For a complete description of the matters set forth in this section, entitled “Description of Ordinary Shares,” you should refer to our Amended and Restated Memorandum and Articles of Association (“Articles”) and our form of Warrant Agreement, each of which is filed as an exhibit to our annual Report on Form 10-K for fiscal year ended December 31, 2021 and incorporated herein by reference, and to the applicable provisions of the Companies Act (As Revised) of the Cayman Islands (“Companies Act”).

Ordinary Shares

The ordinary shares constitute common equity of our company. We are authorized to issue up to 50,000,000 ordinary shares, par value $0.001. As of August 26, 2022, there were approximately 5,781,587 ordinary shares issued and outstanding. As of the date of this offering, our share capital consists of only the ordinary shares. However, subject to the provisions in the Articles and without prejudice to any rights of existing shares, the Board of Directors may create different classes of shares and may vary the rights of such classes of shares.

Voting Rights

Holders of our ordinary shares are generally entitled to one vote per share, other than in circumstances set forth in the Articles. In certain circumstances, the total voting power of our ordinary shares held by any one person will be reduced to less than 9.9% of the total voting power of the total issued and outstanding ordinary shares. In the event a holder of our ordinary shares acquires shares representing 9.9% or more of the total voting power of our total ordinary shares, there will be an effective reallocation of the voting power of the ordinary shares as described in the Articles.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the shareholders, being entitled to do so, voting in person or, where proxies are allowed, by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of such members, as being entitled to vote in person or, where proxies are allowed, by proxy at the general meeting. A special resolution will be required for important matters such as a change of name or making changes to our Articles.

No Preemptive or Similar Rights

Although our Articles allow us to issue shares with preemptive rights and redemption rights provisions, the ordinary shares are not subject to any preemptive rights or redemption rights provisions.

Our Articles also permit our Board of Directors to make calls upon holders in respect of monies unpaid on their shares.

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Dividend Rights

The Board of Directors may declare dividends and other distributions out of funds legally available for dividends and in accordance with the Companies Act and the Articles. Our ability to pay dividends depends on the ability of Oxbridge Reinsurance Limited and/or Oxbridge Re NS, our wholly owned subsidiaries, to pay dividends to us. Oxbridge Reinsurance Limited and Oxbridge Re NS are subject to the Cayman Islands regulatory constraints that affect its ability to pay dividends to us. Under the Cayman Islands law and related regulations, both Oxbridge Reinsurance Limited and Oxbridge Re NS must maintain a minimum net worth and may not declare or pay dividends that would result in non-compliance with such requirements. In addition, under the Cayman Islands law, we ,Oxbridge Reinsurance Limited or Oxbridge Re NS may not pay or declare a dividend unless immediately following the date on which the dividend is proposed to be paid by us, Oxbridge Reinsurance Limited or Oxbridge Re NS, as the case may be, are able to pay our or their debts as they fall due in the ordinary course of business. Accordingly, we may not be able to declare or pay dividends on the ordinary shares. Except as otherwise provided by the rights attached to any shares, the Board of Directors may deduct from any dividend or other distribution payable any holder of our shares all sums of money payable by such holder to the company.

Selection of Directors

There are currently five (5) directors on our Board of Directors. The number of directors may be increased or reduced by an ordinary resolution passed by a simple majority of the directors then in office. Directors may be appointed by an ordinary resolution passed by a simple majority of the holders of our shares. However, the Board of Directors may also appoint an additional director, provided that the appointment does not cause the number of directors to exceed the number fixed in accordance with the Articles as the maximum number of directors.

Liquidation Rights

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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General Meetings of Shareholders

Shareholders’ meetings may be convened by our Board of Directors. Additionally, on the requisition of shareholders representing not less than 66.66% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than a majority in par value of the total issued voting shares in our company.

Proceedings of Board of Directors

Our Articles provide that our business is to be managed and conducted by our Board of Directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Exempted Company

As a Cayman Islands exempted companies, each of Oxbridge Re Holdings Limited, Oxbridge Reinsurance Limited and Oxbridge Re NS is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business of the exempted companies carried on outside the Cayman Islands.

Register of Members

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third-party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company be rectified where it considers that such register of members does not reflect the correct legal position. The register of members is not filed with, and it does not need to be approved by, the Cayman Islands authorities. Under Cayman Islands law, every person or entity that acquires our shares must have his, her or its name entered on our register of members in order to be considered a shareholder.

Book-Entry Form

Individual certificates will not be issued for the ordinary shares and warrants. Instead, one or more global certificates are deposited by us with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the ordinary shares and warrants outstanding at any time. Accordingly, holders of our shares and warrants are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the securities through DTC Participants or Indirect Participants. The securities are only transferable through the book-entry system of DTC. Holders who are not DTC Participants may transfer their securities through DTC by instructing the DTC Participant holding their securities (or by instructing the Indirect Participant or other entity through which their securities are held) to transfer the securities. Transfers will be made in accordance with standard securities industry practice.

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Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders;

●	prohibit cumulative voting (the ordinary shares will generally be entitled to one vote per share other than in the circumstances noted in the Articles); and

●	establish requirements for proposing matters that can be acted on by shareholders at extraordinary general meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English law statutory enactments. In addition, the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our Articles) applicable to us which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Cayman Islands law that may be relevant to us and our shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

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Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

● we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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● the shareholders have been fairly represented at the meeting in question;

● the arrangement is such as a businessman would reasonably approve; and

● the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Interested Party Transactions

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in any way interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realized by or arising in connection with any such contract or transaction by reason of such director or alternate director holding office or of the fiduciary relationship thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

Under Delaware law such a transaction would be voidable unless:

●	the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

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●	such material facts are disclosed or are known to the stockholder entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

●	the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Shareholder’s Suit

Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on both Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Special Considerations for Exempted Companies.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

● an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

● an exempted company’s register of members is not open to inspection;

● an exempted company does not have to hold an annual general meeting;

● an exempted company may issue shares with no par value;

● an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

● an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

● an exempted company may register as a limited duration company; and

● an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company – a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles provide that shareholders may approve corporate matters by way of unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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Our Articles allow our shareholders holding not less than 66.66% in par value of the issued voting share capital to put forth a requisition to convene an extraordinary general meeting of the Company. Upon such shareholder requisition, the Board of Directors shall convene an extraordinary general meeting of the Company. If the Board of Directors do not within twenty-one (21) days from the date of the deposit of the shareholders’ requisition (at the Company’s registered office) duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, may themselves convene a general meeting. At such shareholders’ meeting, the shareholders who have requisitioned the meeting may put forth proposals, provided the details of such proposals are set forth in their notice requisitioning the meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The Articles have no provisions in place relating to the retirement of directors upon reaching any age limit. The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or, subject to authorization by the shareholders in the general meeting, as an addition to the existing board, but so that the number of directors so appointed will not exceed any maximum number determined from time to time by the shareholders in general meeting. The Company may by ordinary resolution appoint any person to be a director or may by ordinary resolution remove any director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our Articles, our company may be dissolved, liquidated or wound up by a special resolution, or by an ordinary resolution on the basis that our company is unable to pay its debts as they fall due.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. As permitted by Cayman Islands law, our Articles may only be amended by special resolution or the unanimous written resolution of all shareholders.

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Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares, except as set forth below. In addition, there are no provisions in our Articles governing the ownership threshold above which shareholder ownership must be disclosed. In certain circumstances, the total voting power of our ordinary shares held by any one U.S. person will be reduced to less than 9.9% of the total voting power of the total issued and outstanding ordinary shares.

Directors’ Power to Issue Shares

Subject to applicable law, our Board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Indemnification of Directors

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Articles provide that every director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person. No person shall be found to have committed actual fraud or willful default under the Articles unless or until a court of competent jurisdiction shall have made a finding to that effect.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if:

●	such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

●	with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

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Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

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We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a) where this is necessary for the performance of our rights and obligations under any purchase agreements;

b) where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Trading

Our ordinary shares and warrants are listed on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Broadridge Financial Solutions; telephone+1 800 353 0103.

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DESCRIPTION OF WARRANTS

Warrants

We may issue warrants that entitled the holder to purchase ordinary shares or other securities. Warrants may be issued independently or together with ordinary shares or other securities offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of ordinary shares purchasable upon the exercise of warrants to purchase ordinary share and the price at which such number of ordinary share may be purchased upon such exercise;

●	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	Cayman Island tax consequences applicable to such warrants;

●	U.S. federal income tax consequences applicable to such warrants;

●	the number of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such number of ordinary share or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to ordinary shares or other securities, holders of such warrants will not have any of the rights of holders of ordinary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the ordinary shares purchasable upon such exercise, or to exercise any applicable right to vote.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain Cayman Islands tax considerations applicable to the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

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Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than ordinary shares will be a new issue and other than the ordinary shares and the warrants, which are listed on The NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

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LEGAL MATTERS

The validity of the units, ordinary shares, and warrants under Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel. That validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of by Maples and Calder (Cayman) LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of by Maples and Calder (Cayman) LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Hacker, Johnson & Smith P.A., our independent auditor, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, http://www.oxbridgere.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) after the date of filing of the registration statement of which this prospectus is a part and before the end of the offering of the securities pursuant to this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 (as filed on March 30, 2022);

●	our Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2021 (as filed on May 5, 2022);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, (as filed on May 12, 2022);

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, (as filed on August 15, 2022);

●	our Current Reports on Form 8-K filed on March 31, 2022, and June 6, 2022;

●	portions of our Definitive Proxy Statement filed on May 3, 2022;

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●	the description of our ordinary shares contained in the Registration Statement on Form S-1 filed on January 27, 2014, and any amendments or reports filed for the purposes of updating such description; in the Third Amended and Restated Memorandum and Articles of Association filed with the Current Report on Form 8-K filed December 24, 2014, as Exhibit 3.1; and in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 23, 2020, and any amendment that we may file in the future for the purpose of updating the description of our ordinary shares; and

●	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Post-Effective Amendment No. 1 and prior to the effectiveness of this Post-Effective No. 1.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, at no cost, by oral or written request directed to us at the following address or telephone number:

Oxbridge RE Holdings Limited

Suite 201

42 Edward Street, George Town

P.O. Box 469

Grand Cayman, Cayman Islands

345 7497570

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

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Oxbridge Re Holdings Limited

705,884 Ordinary Shares

PROSPECTUS SUPPLEMENT

Maxim Group LLC

February 24, 2025